                                                                   EXHIBIT 23(A)

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholder of FOUR M CORPORATION AND SUBSIDIARIES

    We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 22, 1995 (except for Note 3 for which the date is November 1, 1995), relating to the consolidated financial statements of Four M Corporation and subsidiaries, which is contained in that Prospectus, and of our report dated September 22, 1995 relating to the Schedule, which is contained in Part II of the Registration Statement.

    We also consent to the reference to us under the headings "Selected Historical Financial Data" and "Experts" in the Prospectus.

                                          /S/ BDO SEIDMAN, LLP
                                          BDO SEIDMAN, LLP


Valhalla, New York
August 27, 1996